EXHIBIT D.1

CERTIFICATE                                                            NUMBER OF
  NUMBER                                                                 SHARES
     1

                   TORTOISE ENERGY INFRASTRUCTURE CORPORATION
                Organized Under the Laws of the State of Maryland
               Money Market Cumulative Preferred Stock, [Series _]
                            $.001 Par Value Per Share
                    $ 25,000 Liquidation Preference Per Share

                                                                CUSIP NO. ______

This Certifies that CEDE & CO. is the owner of _______________ fully paid and non-assessable shares of Money Market Cumulative Preferred Stock, [Series ,] $.001 par value per share, $25,000 liquidation preference per share, of Tortoise Energy Infrastructure Corporation (the "Company") transferable only on the books of the Company by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Company to any stockholder upon request and without charge. The Company is organized as a Maryland corporation.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this __________________, 2004 A.D.


[THE BANK OF NEW YORK]                      TORTOISE ENERGY INFRASTRUCTURE
As Transfer Agent and Registrar             CORPORATION

By:                                      By:
    ----------------------------              ----------------------------------
        Authorized Signature                               President

                                         Attest:
                                                  ------------------------------
                                                           Secretary


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FOR VALUE RECEIVED, _____________________ hereby sell, assign and transfer unto
_________________________________ Money Market Cumulative Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated ________________, ____

In presence of

__________________________________________



         Shares of Money Market Cumulative Preferred Stock evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Company's Articles Supplementary regarding such Shares, copies of which will be furnished by the Company to any stockholders upon request and without charge.

         The Company will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Company authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Company.

         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR THE VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]